Exhibit 99.1

News Release

Contact:	Ravi Ganti Investor Relations 312-394-2348 Paul Adams Corporate Communications 410-470-4167	FOR IMMEDIATE RELEASE

EXELON ANNOUNCES SECOND QUARTER 2013 RESULTS,

REAFFIRMS FULL-YEAR GUIDANCE

CHICAGO (July 31, 2013) — Exelon Corporation (NYSE: EXC) announced second quarter 2013 consolidated earnings as follows:

	Second Quarter
	2013	2012

Adjusted (non-GAAP) Operating Results:

Net Income (Loss) ($ millions)	$454	$522

Diluted Earnings per Share	$0.53	$0.61

GAAP Results:

Net Income (Loss) ($ millions)	$490	$286

Diluted Earnings per Share	$0.57	$0.33

“Exelon delivered earnings within its guidance range and continued to operate well this quarter, both in the generation and utility businesses,” said Christopher M. Crane, Exelon’s president and CEO. “The nuclear capacity factor for the first six months of the year was nearly 95%. We maintained our constant focus on creating value and our commitment to financial discipline.”

Exelon also reaffirmed its full-year operating earnings guidance of $2.35 - $2.65 per share.

Second Quarter Operating Results

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings declined to $0.53 per share in the second quarter of 2013 from $0.61 per share in the second quarter of 2012. Earnings in the second quarter of 2013 primarily reflected the following negative factors:

•

Lower energy margins at Generation, resulting from decreased capacity pricing related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market, higher nuclear fuel costs, lower realized energy prices, and a reduction in load volumes;

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•	Higher operating and maintenance (O&M) expenses, including increased labor, contracting and materials costs;

•	Increased depreciation and amortization expense primarily due to ongoing capital expenditures; and

•	The impact of unfavorable weather at ComEd.

These factors were partially offset by:

•	Increased distribution revenue at ComEd due to recovery of increased costs and capital investment pursuant to the formula rate under the Energy Infrastructure Modernization Act (EIMA);

•	Merger O&M synergies; and

•

Favorable income taxes, primarily reflecting an increase in investment tax credit (ITC) benefit related to the AVSR solar project at Generation and a benefit for the gas property repairs deduction at PECO.

Adjusted (non-GAAP) operating earnings for the second quarter of 2013 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$454	$0.53
Mark-to-Market Impact of Economic Hedging Activities	253	0.30
Unrealized Losses Related to Nuclear Decommissioning Trust (NDT) Fund Investments	(22)	(0.03)
Constellation Merger and Integration Costs	(15)	(0.02)
Amortization of Commodity Contract Intangibles	(115)	(0.13)
Amortization of the Fair Value of Certain Debt	4	—
Long-Lived Asset Impairment	(69)	(0.08)

Exelon GAAP Net Income (Loss)	$490	$0.57

Adjusted (non-GAAP) operating earnings for the second quarter of 2012 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$522	$0.61
Mark-to-Market Impact of Economic Hedging Activities	123	0.15
Unrealized Losses Related to Nuclear Decommissioning Trust (NDT) Fund Investments	(19)	(0.02)
Plant Retirements and Divestitures	1	—
Constellation Merger and Integration Costs	(67)	(0.08)
Amortization of Commodity Contract Intangibles	(281)	(0.33)
Amortization of the Fair Value of Certain Debt	3	—
Non-cash Remeasurement of Deferred Income Taxes	4	—

Exelon GAAP Net Income (Loss)	$286	$0.33

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Second Quarter and Recent Highlights

•

Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 34,601 gigawatt-hours (GWh) in the second quarter of 2013, compared with 35,137 GWh in the second quarter of 2012. The output data excludes the units owned by Constellation Energy Nuclear Group LLC (CENG). Excluding Salem and the units owned by CENG, the Exelon-operated nuclear plants achieved a 92.8 percent capacity factor for the second quarter of 2013, compared with 93.4 percent for the second quarter of 2012. The number of planned refueling outage days totaled 47 in the second quarter of 2013 versus 51 days in the second quarter of 2012. The number of non-refueling outage days totaled 31 days in the second quarter of 2013, compared with 16 days in the second quarter of 2012.

•

Fossil and Renewables Operations: The dispatch match rate for Generation’s fossil and hydro fleet was 99.1 percent in the second quarter of 2013, compared with 93.7 percent in the second quarter of 2012. Energy capture for the wind and solar fleet was 92.4 percent in the second quarter of 2013, compared with 95.0 percent in the second quarter of 2012. Energy capture in the second quarter of 2013 was impacted by late season winter weather, outages, transmission constraints and economic dispatch.

•

Constellation Energy Nuclear Group (CENG) Operating Services Agreement: On July 29, 2013, Exelon, Generation and subsidiaries of Generation entered into a Master Agreement with Electricité de France, S.A. (EDF), a subsidiary of EDF, Constellation Energy Nuclear Group LLC (CENG), and subsidiaries of CENG. The Master Agreement contemplates that the parties will execute a series of additional agreements at a closing that will occur following the receipt of regulatory approvals and the satisfaction of other customary closing conditions. Exelon currently expects that the closing will occur during the first quarter or early second quarter of 2014.

Under the terms of the agreement, the CENG plant operating licenses will be transferred to Exelon; Exelon will integrate the CENG fleet under its management model; Exelon will lend $400 million to CENG to support a special dividend to EDF; and EDF will retain an option to sell its CENG stake to Exelon at fair market value between 2016 and 2022. For additional information, please see the Form 8-K that Exelon filed on July 30, 2013.

•

Nuclear License Renewals: On May 29, 2013, Exelon Generation filed license renewal applications with the Nuclear Regulatory Commission (NRC) for its Braidwood and Byron Generating Stations. The application filings begin a multiyear review by the NRC to extend the stations’ licenses to operate for another 20 years. Braidwood Units 1 and 2 currently are licensed to operate until 2026 and 2027, respectively. Byron Units 1 and 2 are licensed to operate until 2024 and 2026 respectively. A final NRC decision on the applications is expected in 2015.

•

Nuclear Uprates: On June 5, 2013, Exelon decided, based on market conditions, to cancel the previously deferred extended power uprate projects at the LaSalle County and Limerick Generating Stations. As a result of this decision, the costs for these projects previously capitalized in property, plant and equipment became impaired, and therefore, Exelon and Exelon Generation recorded in the second quarter of 2013 a pre-tax charge, including early contract termination costs, to operating and maintenance expense of $100 million. Management has excluded these charges from adjusted (non-GAAP) operating earnings.

•

Illinois Senate Bill 9: On May 22, 2013, the Illinois General Assembly overrode the governor’s veto of Senate Bill 9, which then became effective immediately. The enacted legislation clarifies that for ComEd’s distribution formula rate structure, a year-end rate base and capital structure should be used, a weighted average cost of capital return should be applied against the reconciliation and a return shall be allowed on the pension asset. These adjustments resulted in an increase in pre-tax earnings of $10 million in the second quarter of 2013. For full year 2013, the expected impact is an increase in pre-tax earnings of approximately $16 million.

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•

BGE Gas and Electric Distribution Rate Case: On May 17, 2013, BGE filed an application with the Maryland Public Service Commission (MDPSC) for increases of $101 million and $30 million to its electric and gas base rates, respectively. The requested rate of return on equity in the application is 10.50 percent for electric and 10.35 percent for gas. The MDPSC will determine any increase in rates after a seven-month proceeding with input from all interested parties. The new electric and gas distribution base rates are expected to take effect in mid December 2013.

•

Redemption of Junior Subordinated Debentures: On June 15, 2013, Exelon redeemed all of its outstanding Series A Junior Subordinated Debentures at a redemption price equal to 100 percent of the principal amount. The aggregate outstanding principal amount of the Debentures was $450 million and the annual interest rate was 8.625 percent.

•

Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of June 30, 2013, is 96 percent to 99 percent for 2013, 78 percent to 81 percent for 2014, and 41 percent to 44 percent for 2015. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

Operating Company Results

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities.

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Second quarter 2013 GAAP net income was $330 million, compared with net income of $166 million in the second quarter of 2012. Adjusted (non-GAAP) operating earnings for the second quarter of 2013 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income (Loss) is in the table below:

($ millions)	2Q13	2Q12
Generation Adjusted (non-GAAP) Operating Earnings	$273	$399
Mark-to-Market Impact of Economic Hedging Activities	263	120
Unrealized Losses Related to NDT Fund Investments	(22)	(19)
Plant Retirements and Divestitures	—	1
Constellation Merger and Integration Costs	(12)	(57)
Amortization of Commodity Contract Intangibles	(115)	(281)
Amortization of the Fair Value of Certain Debt	4	3
Long-Lived Asset Impairment	(61)	—

Generation GAAP Net Income (Loss)	$330	$166

Generation’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2013 decreased $126 million compared with the same quarter in 2012. This decrease primarily reflected:

•

Lower energy margins at Generation, resulting from decreased capacity pricing related to RPM for the PJM market, higher nuclear fuel costs, lower realized market prices, and a reduction in load volumes; and

•	Increased depreciation and amortization expense due to ongoing capital expenditures and the completion of wind and solar facilities placed in service in the second half of 2012 and in 2013.

These items were partially offset by favorable O&M expense. primarily driven by merger synergies and favorable income taxes driven by an increase in ITC benefits related to the AVSR solar project.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $27.34 per megawatt-hour (MWh) in the second quarter of 2013, compared with $26.15 per MWh in the second quarter of 2012.

ComEd consists of electricity transmission and distribution operations in northern Illinois.

ComEd recorded GAAP net income of $96 million in the second quarter of 2013, compared with net income of $42 million in the second quarter of 2012. ComEd’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2013 were up $54 million from the same quarter in 2012, primarily due to the discrete impacts of the 2012 Distribution Formula Rate Order recorded in the second quarter of 2012 and increased distribution revenue due to recovery of increased costs and capital investment pursuant to the formula rate under EIMA.

For the second quarter of 2013, heating degree-days in the ComEd service territory were up 43.0 percent relative to the same period in 2012 and were 1.7 percent above normal. For the second quarter of 2013, cooling degree-days in the ComEd service territory were down 43.3 percent relative to the same period in 2012 and were 10.1 percent above normal. Total retail electric deliveries decreased 3.5 percent quarter over quarter.

Weather-normalized retail electric deliveries increased 1.0 percent in the second quarter of 2013 relative to 2012, reflecting increases in deliveries to small commercial and industrial

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(C&I) and residential customers offset by a decrease in deliveries to large C&I customers. For ComEd, weather had an unfavorable after-tax effect of $13 million on second quarter 2013 earnings relative to 2012 and a favorable after-tax effect of $1 million relative to normal weather.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania.

PECO’s GAAP net income in the second quarter of 2013 was $72 million, compared with $79 million in the second quarter of 2012. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2013 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	2Q13	2Q12
PECO Adjusted (non-GAAP) Operating Earnings	$74	$81
Constellation Merger and Integration Costs	(2)	(2)

PECO GAAP Net Income (Loss)	$72	$79

PECO’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2013 decreased $7 million from the same quarter in 2012, primarily due to higher operating and maintenance expense offset by favorable income taxes driven by benefit for the gas property repairs deduction.

For the second quarter of 2013, heating degree-days in the PECO service territory were up 24.9 percent relative to the same period in 2013 and were 9.1 percent below normal. For the second quarter of 2013, cooling degree-days in the PECO service territory were down 2.8 percent relative to the same period in 2012 and were 20.1 percent above normal. Total retail electric deliveries were flat quarter over quarter. On the gas side, deliveries in the second quarter of 2013 were up 6.7 percent from the second quarter of 2012.

Weather-normalized retail electric deliveries increased 0.8 percent in the second quarter of 2013 relative to 2012, reflecting an increase in deliveries to both small and large C&I customers offset by a decrease in deliveries to residential customers. Weather-normalized gas deliveries were up 1.8 percent in the second quarter of 2013. For PECO, weather had no impact on second quarter 2013 earnings relative to 2012 and a favorable after-tax effect of $2 million relative to normal weather.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland.

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BGE’s GAAP net income in the second quarter of 2013 was $22 million, compared with $13 million in the second quarter of 2012. Adjusted (non-GAAP) Operating Earnings for the second quarter of 2013 and 2012 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	2Q13	2Q12
BGE Adjusted (non-GAAP) Operating Earnings	$23	$14
Constellation Merger and Integration Costs	(1)	(1)

BGE GAAP Net Income (Loss)	$22	$13

BGE’s Adjusted (non-GAAP) Operating Earnings in the second quarter of 2013 increased $9 million from the same quarter in 2012, primarily due to higher electric and gas distribution rates. Due to revenue decoupling, BGE is not affected by actual weather with the exception of major storms.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on pages 10 and 11 are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on July 31, 2013.

Cautionary Statements Regarding Forward-Looking Information

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2012 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; (2) Exelon’s First Quarter 2013 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

# # #

Exelon Corporation is the nation’s leading competitive energy provider, with 2012 revenues of approximately $23.5 billion. Headquartered in Chicago, Exelon has operations and business activities in 47 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with approximately 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 6.6 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO).

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended June 30, 2013 and 2012	1

Consolidating Statements of Operations - Six Months Ended June 30, 2013 and 2012	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Six Months Ended June 30, 2013 and 2012	3

Business Segment Comparative Statements of Operations - PECO and BGE - Three and Six Months Ended June 30, 2013 and 2012	4

Business Segment Comparative Statements of Operations - Other - Three and Six Months Ended June 30, 2013 and 2012	5

Consolidated Balance Sheets - June 30, 2013 and December 31, 2012	6

Consolidated Statements of Cash Flows - Six Months Ended June 30, 2013 and 2012	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended June 30, 2013 and 2012	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Six Months Ended June 30, 2013 and 2012	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended June 30, 2013 and 2012	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Six Months Ended June 30, 2013 and 2012	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Six Months Ended June 30, 2013 and 2012	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Six Months Ended June 30, 2013 and 2012	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Six Months Ended June 30, 2013 and 2012	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - BGE - Three Months Ended June 30, 2013 and 2012, and Six Months Ended and March 12, 2012 through June 30, 2013 and 2012, respectively.	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Six Months Ended June 30, 2013 and 2012	16

Exelon Generation Statistics - Three Months Ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012	17

Exelon Generation Statistics - Six Months Ended June 30, 2013 and 2012	18

ComEd Statistics - Three and Six Months Ended June 30, 2013 and 2012	19

PECO Statistics - Three and Six Months Ended June 30, 2013 and 2012	20

BGE Statistics - Three and Six Months Ended June 30, 2013 and 2012	21

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended June 30, 2013
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$4,070	$1,080	$672	$653	$(334)	$6,141
Operating expenses
Purchased power and fuel	1,946	248	258	288	(321)	2,419
Operating and maintenance	1,189	359	181	160	3	1,892
Depreciation, amortization, accretion and depletion	210	170	56	82	15	533
Taxes other than income	101	71	39	54	6	271

Total operating expenses	3,446	848	534	584	(297)	5,115
Equity in loss of unconsolidated affiliates	(21)	—	—	—	—	(21)

Operating income (loss)	603	232	138	69	(37)	1,005

Other income and deductions
Interest expense	(93)	(76)	(28)	(32)	(23)	(252)
Other, net	(33)	6	—	4	6	(17)

Total other income and deductions	(126)	(70)	(28)	(28)	(17)	(269)

Income (loss) before income taxes	477	162	110	41	(54)	736
Income taxes	149	66	32	16	(24)	239

Net income (loss)	328	96	78	25	(30)	497
Net income (loss) attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	(2)	—	6	3	—	7

Net income (loss) on common stock	$330	$96	$72	$22	$(30)	$490

	Three Months Ended June 30, 2012
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$3,765	$1,281	$715	$616	$(411)	$5,966
Operating expenses
Purchased power and fuel	1,852	587	296	285	(414)	2,606
Operating and maintenance	1,178	331	172	161	(1)	1,841
Depreciation, amortization, accretion and depletion	204	152	54	71	13	494
Taxes other than income	90	69	42	47	6	254

Total operating expenses	3,324	1,139	564	564	(396)	5,195
Equity in loss of unconsolidated affiliates	(57)	—	—	—	—	(57)

Operating income (loss)	384	142	151	52	(15)	714

Other income and deductions
Interest expense	(85)	(74)	(31)	(34)	(32)	(256)
Other, net	(76)	3	2	7	21	(43)

Total other income and deductions	(161)	(71)	(29)	(27)	(11)	(299)

Income (loss) before income taxes	223	71	122	25	(26)	415
Income taxes	58	29	42	9	(12)	126

Net income (loss)	165	42	80	16	(14)	289
Net income (loss) attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(1)	—	1	3	—	3

Net income (loss) on common stock	$166	$42	$79	$13	$(14)	$286

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Six Months Ended June 30, 2013
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$7,603	$2,239	$1,567	$1,533	$(719)	$12,223
Operating expenses
Purchased power and fuel	4,114	630	664	713	(721)	5,400
Operating and maintenance	2,302	687	369	303	(5)	3,656
Depreciation, amortization, accretion and depletion	424	337	113	175	27	1,076
Taxes other than income	194	145	80	109	20	548

Total operating expenses	7,034	1,799	1,226	1,300	(679)	10,680
Equity in loss of unconsolidated affiliates	(30)	—	—	—	—	(30)

Operating income (loss)	539	440	341	233	(40)	1,513

Other income and deductions
Interest expense	(176)	(429)	(57)	(66)	(148)	(876)
Other, net	95	11	3	9	37	155

Total other income and deductions	(81)	(418)	(54)	(57)	(111)	(721)

Income (loss) before income taxes	458	22	287	176	(151)	792
Income taxes	148	8	87	70	(19)	294

Net income (loss)	310	14	200	106	(132)	498
Net income (loss) attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	(1)	—	7	6	—	12

Net income (loss) on common stock	$311	$14	$193	$100	$(132)	$486

	Six Months Ended June 30, 2012 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$6,508	$2,670	$1,590	$668	$(780)	$10,656
Operating expenses
Purchased power and fuel	2,896	1,208	707	352	(792)	4,371
Operating and maintenance	2,356	650	375	222	206	3,809
Depreciation, amortization, accretion and depletion	357	300	107	90	22	876
Taxes other than income	164	144	74	57	9	448

Total operating expenses	5,773	2,302	1,263	721	(555)	9,504
Equity in loss of unconsolidated affiliates	(79)	—	—	—	—	(79)

Operating income (loss)	656	368	327	(53)	(225)	1,073

Other income and deductions
Interest expense	(138)	(156)	(62)	(42)	(53)	(451)
Other, net	103	7	5	8	29	152

Total other income and deductions	(35)	(149)	(57)	(34)	(24)	(299)

Income (loss) before income taxes	621	219	270	(87)	(249)	774
Income taxes	289	90	93	(38)	(150)	284

Net income (loss)	332	129	177	(49)	(99)	490
Net income (loss) attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(2)	—	2	4	—	4

Net income (loss) on common stock	$334	$129	$175	$(53)	$(99)	$486

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Variance	2013	2012 (a)	Variance
Operating revenues	$4,070	$3,765	$305	$7,603	$6,508	$1,095
Operating expenses
Purchased power and fuel	1,946	1,852	94	4,114	2,896	1,218
Operating and maintenance	1,189	1,178	11	2,302	2,356	(54)
Depreciation, amortization, accretion and depletion	210	204	6	424	357	67
Taxes other than income	101	90	11	194	164	30

Total operating expenses	3,446	3,324	122	7,034	5,773	1,261
Equity in loss of unconsolidated affiliates	(21)	(57)	36	(30)	(79)	49

Operating income	603	384	219	539	656	(117)

Other income and deductions
Interest expense	(93)	(85)	(8)	(176)	(138)	(38)
Other, net	(33)	(76)	43	95	103	(8)

Total other income and deductions	(126)	(161)	35	(81)	(35)	(46)

Income before income taxes	477	223	254	458	621	(163)
Income taxes	149	58	91	148	289	(141)

Net income	328	165	163	310	332	(22)
Net loss attributable to noncontrolling interests	(2)	(1)	(1)	(1)	(2)	1

Net income on common stock	$330	$166	$164	$311	$334	$(23)

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.

	ComEd
	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Variance	2013	2012	Variance
Operating revenues	$1,080	$1,281	$(201)	$2,239	$2,670	$(431)
Operating expenses
Purchased power	248	587	(339)	630	1,208	(578)
Operating and maintenance	359	331	28	687	650	37
Depreciation and amortization	170	152	18	337	300	37
Taxes other than income	71	69	2	145	144	1

Total operating expenses	848	1,139	(291)	1,799	2,302	(503)

Operating income	232	142	90	440	368	72

Other income and deductions
Interest expense	(76)	(74)	(2)	(429)	(156)	(273)
Other, net	6	3	3	11	7	4

Total other income and deductions	(70)	(71)	1	(418)	(149)	(269)

Income before income taxes	162	71	91	22	219	(197)
Income taxes	66	29	37	8	90	(82)

Net income	$96	$42	$54	$14	$129	$(115)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Variance	2013	2012	Variance
Operating revenues	$672	$715	$(43)	$1,567	$1,590	$(23)
Operating expenses
Purchased power and fuel	258	296	(38)	664	707	(43)
Operating and maintenance	181	172	9	369	375	(6)
Depreciation and amortization	56	54	2	113	107	6
Taxes other than income	39	42	(3)	80	74	6

Total operating expenses	534	564	(30)	1,226	1,263	(37)

Operating income	138	151	(13)	341	327	14

Other income and deductions
Interest expense	(28)	(31)	3	(57)	(62)	5
Other, net	—	2	(2)	3	5	(2)

Total other income and deductions	(28)	(29)	1	(54)	(57)	3

Income before income taxes	110	122	(12)	287	270	17
Income taxes	32	42	(10)	87	93	(6)

Net income	78	80	(2)	200	177	23
Preferred security dividends and redemption	6	1	5	7	2	5

Net income on common stock	$72	$79	$(7)	$193	$175	$18

	BGE
	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Variance	2013	2012 (a)	Variance
Operating revenues	$653	$616	$37	$1,533	$668	$865
Operating expenses
Purchased power and fuel	288	285	3	713	352	361
Operating and maintenance	160	161	(1)	303	222	81
Depreciation and amortization	82	71	11	175	90	85
Taxes other than income	54	47	7	109	57	52

Total operating expenses	584	564	20	1,300	721	579

Operating income (loss)	69	52	17	233	(53)	286

Other income and deductions
Interest expense	(32)	(34)	2	(66)	(42)	(24)
Other, net	4	7	(3)	9	8	1

Total other income and deductions	(28)	(27)	(1)	(57)	(34)	(23)

Income (loss) before income taxes	41	25	16	176	(87)	263
Income taxes	16	9	7	70	(38)	108

Net income (loss)	25	16	9	106	(49)	155
Preference stock dividends	3	3	—	6	4	2

Net income (loss) on common stock	$22	$13	$9	$100	$(53)	$153

(a)	Includes financial results for BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Variance	2013	2012 (b)	Variance
Operating revenues	$(334)	$(411)	$77	$(719)	$(780)	$61
Operating expenses
Purchased power and fuel	(321)	(414)	93	(721)	(792)	71
Operating and maintenance	3	(1)	4	(5)	206	(211)
Depreciation and amortization	15	13	2	27	22	5
Taxes other than income	6	6	—	20	9	11

Total operating expenses	(297)	(396)	99	(679)	(555)	(124)

Operating loss	(37)	(15)	(22)	(40)	(225)	185

Other income and deductions
Interest expense	(23)	(32)	9	(148)	(53)	(95)
Other, net	6	21	(15)	37	29	8

Total other income and deductions	(17)	(11)	(6)	(111)	(24)	(87)

Loss before income taxes	(54)	(26)	(28)	(151)	(249)	98
Income taxes	(24)	(12)	(12)	(19)	(150)	131

Net loss	$(30)	$(14)	$(16)	$(132)	$(99)	$(33)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$956	$1,411
Cash and cash equivalents of variable interest entities	35	75
Restricted cash and investments	61	86
Restricted cash and investments of variable interest entities	53	47
Accounts receivable, net
Customer	2,609	2,795
Other	1,224	1,141
Accounts receivable, net, variable interest entities	252	292
Mark-to-market derivative assets	845	938
Unamortized energy contract assets	573	886
Inventories, net
Fossil fuel	214	246
Materials and supplies	805	768
Deferred income taxes	288	131
Regulatory assets	804	764
Other	690	560

Total current assets	9,409	10,140

Property, plant and equipment, net	45,994	45,186
Deferred debits and other assets
Regulatory assets	6,519	6,497
Nuclear decommissioning trust funds	7,463	7,248
Investments	1,171	1,184
Investments in affiliates	22	22
Investment in CENG	1,876	1,849
Goodwill	2,625	2,625
Mark-to-market derivative assets	772	937
Unamortized energy contracts assets	856	1,073
Pledged assets for Zion Station decommissioning	538	614
Other	1,175	1,186

Total deferred debits and other assets	23,017	23,235

Total assets	$78,420	$78,561

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$662	$—
Short-term notes payable - accounts receivable agreement	210	210
Long-term debt due within one year	1,944	975
Long-term debt due within one year of variable interest entities	87	72
Accounts payable	2,210	2,446
Accounts payable of variable interest entities	147	202
Accrued expenses	1,382	1,800
Deferred income taxes	45	58
Regulatory liabilities	357	368
Mark-to-market derivative liabilities	147	352
Unamortized energy contract liabilities	360	455
Other	823	853

Total current liabilities	8,374	7,791

Long-term debt	16,121	17,190
Long-term debt to financing trusts	648	648
Long-term debt of variable interest entities	449	508
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,519	11,551
Asset retirement obligations	5,202	5,074
Pension obligations	3,164	3,428
Non-pension postretirement benefit obligations	2,706	2,662
Spent nuclear fuel obligation	1,020	1,020
Regulatory liabilities	4,044	3,981
Mark-to-market derivative liabilities	178	281
Unamortized energy contract liabilities	399	528
Payable for Zion Station decommissioning	373	432
Other	2,635	1,650

Total deferred credits and other liabilities	31,240	30,607

Total liabilities	56,832	56,744

Commitments and contingencies
Preferred securities of subsidiary	—	87
Shareholders’ equity
Common stock	16,693	16,632
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	9,660	9,893
Accumulated other comprehensive loss, net	(2,673)	(2,767)

Total shareholders’ equity	21,353	21,431

BGE preference stock not subject to mandatory redemption	193	193
Noncontrolling interest	42	106

Total equity	21,588	21,730

Total liabilities and shareholders’ equity	$78,420	$78,561

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Six Months Ended
	June 30,
	2013	2012 (a)
Cash flows from operating activities
Net income	$498	490
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, depletion and accretion, including nuclear fuel and energy contract amortization	1,972	1,895
Deferred income taxes and amortization of investment tax credits	(468)	227
Net fair value changes related to derivatives	(28)	(323)
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(27)	(70)
Other non-cash operating activities	576	959
Changes in assets and liabilities:
Accounts receivable	131	414
Inventories	(18)	45
Accounts payable, accrued expenses and other current liabilities	(583)	(1,063)
Option premiums paid, net	(10)	(108)
Counterparty collateral (posted) received, net	(259)	451
Income taxes	705	259
Pension and non-pension postretirement benefit contributions	(284)	(90)
Other assets and liabilities	133	(373)

Net cash flows provided by operating activities	2,338	2,713

Cash flows from investing activities
Capital expenditures	(2,518)	(2,800)
Proceeds from nuclear decommissioning trust fund sales	1,448	5,371
Investment in nuclear decommissioning trust funds	(1,565)	(5,483)
Cash and restricted cash acquired from Constellation	—	964
Proceeds from sales of investments	4	12
Purchases of investments	(3)	(5)
Change in restricted cash	22	(15)
Other investing activities	63	(12)

Net cash flows used in investing activities	(2,549)	(1,968)

Cash flows from financing activities
Changes in short-term debt	662	179
Issuance of long-term debt	509	850
Retirement of long-term debt	(616)	(649)
Redemption of preferred securities	(93)	—
Dividends paid on common stock	(716)	(773)
Dividends paid to former Constellation shareholders	—	(51)
Proceeds from employee stock plans	32	42
Other financing activities	(62)	(10)

Net cash flows used in financing activities	(284)	(412)

(Decrease) increase in cash and cash equivalents	(495)	333
Cash and cash equivalents at beginning of period	1,486	1,016

Cash and cash equivalents at end of period	$991	$1,349

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$6,141	$(259	)(b),(c)	$5,882	$5,966	$412	(b),(c),(h)	$6,378
Operating expenses
Purchased power and fuel	2,419	(9	)(b),(c)	2,410	2,606	262	(b),(c),(h)	2,868
Operating and maintenance	1,892	(133	)(d),(e)	1,759	1,841	(101	)(d),(h)	1,740
Depreciation, amortization, accretion and depletion	533	(1	)(d)	532	494	(14	)(d),(h)	480
Taxes other than income	271	—		271	254	(2	)(h)	252

Total operating expenses	5,115	(143)		4,972	5,195	145		5,340
Equity in loss of unconsolidated affiliates	(21)	21	(c)	—	(57)	52	(c),(d)	(5)

Operating income	1,005	(95)		910	714	319		1,033

Other income and deductions
Interest expense	(252)	4	(e),(f)	(248)	(256)	(5	)(f)	(261)
Other, net	(17)	57	(d),(f),(g)	40	(43)	105	(d),(g),(h)	62

Total other income and deductions	(269)	61		(208)	(299)	100		(199)

Income before income taxes	736	(34)		702	415	419		834
Income taxes	239	2	(b),(c),(d),(e),(f),(g)	241	126	183	(b),(c),(d),(f),(g),(h),(i)	309

Net income	497	(36)		461	289	236		525
Net income attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	7	—		7	3	—		3

Net income on common stock	$490	$(36)		$454	$286	$236		$522

Effective tax rate	32.5%			34.3%	30.4%			37.1%
Earnings per average common share
Basic	$0.57	$(0.04)		$0.53	$0.34	$0.28		$0.62
Diluted	$0.57	$(0.04)		$0.53	$0.33	$0.28		$0.61

Average common shares outstanding
Basic	856			856	853			853
Diluted	860			860	856			856

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:

Mark-to-market impact of economic hedging activities (b)		$(0.30)				$(0.15)
Amortization of commodity contract intangibles (c)		0.13				0.33
Constellation merger and integration costs (d)		0.02				0.08
Long-lived asset impairment (e)		0.08				—
Amortization of the fair value of certain debt (f)		—				—
Unrealized losses related to NDT fund investments (g)		0.03				0.02
Plant retirements and divestitures (h)		—				—
Non-cash remeasurement of deferred income taxes (i)		—				—

Total adjustments		$(0.04)				$0.28

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(d)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies.
(e)	Adjustment to exclude a 2013 charge to earnings primarily related to Generation’s cancellation of previously capitalized nuclear uprate projects.
(f)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.
(g)	Adjustment to exclude the unrealized losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(h)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(i)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012 (a)
				Adjusted				Adjusted
	GAAP (b)	Adjustments		Non-GAAP	GAAP (b)	Adjustments		Non-GAAP
Operating revenues	$12,223	$552	(c),(d)	$12,775	$10,656	$559	(c),(d),(e),(k)	$11,215
Operating expenses
Purchased power and fuel	5,400	244	(c),(d)	5,644	4,371	262	(c),(d),(e),(f)	4,633
Operating and maintenance	3,656	(170	)(e),(f),(g)	3,486	3,809	(673	)(d),(e),(f),(k),(l),(m)	3,136
Depreciation, amortization, accretion and depletion	1,076	(2	)(f)	1,074	876	(30	)(e),(f)	846
Taxes other than income	548	—		548	448	(1	)(e),(k)	447

Total operating expenses	10,680	72		10,752	9,504	(442)		9,062
Equity in earnings (loss) of unconsolidated affiliates	(30)	39	(d)	9	(79)	60	(d),(f)	(19)

Operating income	1,513	519		2,032	1,073	1,061		2,134

Other income and deductions
Interest expense	(876)	371	(f),(g),(h),(i)	(505)	(451)	(6	)(i)	(457)
Other, net	155	(53	)(e),(f),(j),(i)	102	152	(14	)(e),(f),(j)	138

Total other income and deductions	(721)	318		(403)	(299)	(20)		(319)

Income before income taxes	792	837		1,629	774	1,041		1,815
Income taxes	294	267	(c),(d),(e),(f),(g),(h),(i),(j)	561	284	402	(c),(d),(e),(f),(i),(j),(k),(l),(m),(n)	686

Net income	498	570		1,068	490	639		1,129
Net income attributable to noncontrolling interests, preferred security dividends and redemption and preference stock dividends	12	—		12	4	—		4

Net income on common stock	$486	$570		$1,056	$486	$639		$1,125

Effective tax rate	37.1%			34.4%	36.7%			37.8%
Earnings per average common share
Basic	$0.57	$0.67		$1.24	$0.62	$0.82		$1.44
Diluted	$0.57	$0.66		$1.23	$0.62	$0.82		$1.44

Average common shares outstanding
Basic	856			856	779			779
Diluted	859			859	781			781

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (c)		$(0.02)				$(0.21)
Amortization of commodity contract intangibles (d)		0.27				0.46
Plant retirements and divestitures (e)		(0.02)				0.01
Constellation merger and integration costs (f)		0.05				0.23
Long-lived asset impairment (g)		0.10				—
Remeasurement of like-kind exchange tax position (h)		0.31				—
Amortization of the fair value of certain debt (i)		(0.01)				—
Unrealized (gains) related to NDT fund investments (j)		(0.02)				(0.02)
Maryland commitments (k)		—				0.29
FERC settlement (l)		—				0.22
Other acquisition costs (m)		—				—
Non-cash remeasurement of deferred income taxes (n)		—				(0.16)

Total adjustments		$0.66				$0.82

(a)	For the six months ended June 31, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(e)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(f)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies, partially offset in 2013 by a one-time benefit pursuant to the February 22, 2013 order for BGE’s 2012 Maryland electric and natural gas distribution rates case for the recovery of previously incurred integration costs.
(g)	Adjustment to exclude a 2013 charge to earnings primarily related to Generation’s cancellation of previously capitalized nuclear uprate projects.
(h)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(i)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.
(j)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(k)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(l)	Adjustment to exclude costs associated with a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.
(m)	Adjustment to exclude certain costs associated with various acquisitions.
(n)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended June 30, 2013 and 2012

	Exelon
	Earnings per
	Diluted Share	Generation	ComEd	PECO	BGE	Other (a)	Exelon
2012 GAAP Earnings (Loss)	$0.33	$166	$42	$79	$13	$(14)	$286

2012 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.15)	(120)	—	—	—	(3)	(123)
Unrealized Losses Related to NDT Fund Investments (1)	0.02	19	—	—	—	—	19
Plant Retirements and Divestitures (2)	—	(1)	—	—	—	—	(1)
Constellation Merger and Integration Costs (3)	0.08	57	—	2	1	7	67
Amortization of Commodity Contract Intangibles (4)	0.33	281	—	—	—	—	281
Amortization of the Fair Value of Certain Debt (5)	—	(3)	—	—	—	—	(3)
Non-Cash Remeasurement of Deferred Income Taxes (6)	—	—	—	—	—	(4)	(4)

2012 Adjusted (non-GAAP) Operating Earnings (Loss)	0.61	399	42	81	14	(14)	522

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (7)	(0.01)	(9)	—	—	—	—	(9)
Nuclear Fuel Costs (8)	(0.01)	(7)	—	—	—	—	(7)
Capacity Pricing (9)	(0.02)	(13)	—	—	—	—	(13)
Market and Portfolio Conditions (10)	(0.11)	(101)	—	—	—	—	(101)
ComEd, PECO and BGE Margins:
Weather	(0.02)	—	(13)	—	— (b)	—	(13)
Load	—	—	3	(2)	— (b)	—	1
Discrete Impacts of the 2012 Distribution Formula Rate Order (11)	0.07	—	59	—	—	—	59
Other Energy Delivery (12)	0.06	—	33	(2)	21	—	52
Operating and Maintenance Expense:
Labor, Contracting and Materials (13)	(0.02)	3	(6)	(9)	(5)	—	(17)
Planned Nuclear Refueling Outages	—	(1)	—	—	—	—	(1)
Pension and Non-Pension Postretirement Benefits (14)	—	—	(3)	2	(1)	1	(1)
Other Operating and Maintenance (15)	0.01	8	(8)	—	5	—	5
Depreciation and Amortization Expense (16)	(0.04)	(13)	(11)	(1)	(7)	—	(32)
Equity in Earnings of Unconsolidated Affiliates (17)	—	3	—	—	—	—	3
Income Taxes (18)	0.03	12	—	7	—	5	24
Interest Expense, Net	—	—	(1)	1	1	(1)	—
Other (19)	(0.01)	(8)	1	3	(5)	(3)	(12)
Preferred Securities Redemption (20)	(0.01)	—	—	(6)	—	—	(6)

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	0.53	273	96	74	23	(12)	454

2013 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.30	263	—	—	—	(10)	253
Unrealized Losses Related to NDT Fund Investments (1)	(0.03)	(22)	—	—	—	—	(22)
Constellation Merger and Integration Costs (3)	(0.02)	(12)	—	(2)	(1)	—	(15)
Amortization of Commodity Contract Intangibles (4)	(0.13)	(115)	—	—	—	—	(115)
Amortization of the Fair Value of Certain Debt (5)	—	4	—	—	—	—	4
Long-Lived Asset Impairment (21)	(0.08)	(61)	—	—	—	(8)	(69)

2013 GAAP Earnings (Loss)	$0.57	$330	$96	$72	$22	$(30)	$490

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects the impacts associated with the sale or retirement of generating stations.
(3)	Reflects certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies.
(4)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(5)	Represents the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.
(6)	Reflects the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.
(7)	Primarily reflects the impact of increased planned and unplanned nuclear outage days in 2013, including Salem but excluding Constellation Energy Nuclear Group, LLC (CENG).
(8)	Primarily reflects the impact of higher nuclear fuel prices during the amortization period, excluding CENG.
(9)	Primarily reflects the impact of decreased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market.
(10)	Primarily reflects the impact of decreased realized energy prices and decreased load served.
(11)	Reflects the impacts on distribution revenues recorded prior to March 31, 2012, pursuant to the May 2012 order issued by the Illinois Commerce Commission (ICC) on the 2011 performance based formula rate proceeding under the Energy Infrastructure Modernization Act (EIMA).
(12)	For ComEd, primarily reflects increased distribution revenue due to recovery of increased costs and capital investment pursuant to the formula rate under EIMA and increased distribution revenue as a result of the May 2013 enactment of Senate Bill 9. For BGE, includes increased distribution revenue pursuant to the February 22, 2013 order for BGE’s 2012 Maryland electric and natural gas distribution rates case and increased cost recovery for energy efficiency and demand response programs (primarily offset in depreciation and amortization expense).
(13)	Primarily reflects the impacts of inflation across all operating companies, increased EIMA contracting costs at ComEd, offset in part by realized merger synergies at Generation.
(14)	Primarily reflects the impact of lower actuarially assumed discount rates for 2013, partially offset by favorable 2012 asset return experience relative to expectations, and certain 2012 OPEB plan design changes and positive claims experience in 2012. At PECO, also reflects the end of OPEB transition cost amortization in 2012.
(15)	Primarily reflects the impact of merger synergy savings for Exelon’s corporate operations and shared service entities, offset in part by the timing of nuclear refueling outage costs related to Generation’s ownership interest in Salem and increased storm costs in the ComEd service territory.
(16)	Primarily reflects increased depreciation expense across the operating companies for ongoing capital expenditures. For Generation, also reflects the completion of wind and solar facilities placed in service in the second half of 2012 and in 2013. For ComEd and BGE, also reflects increased regulatory asset amortization related to higher manufactured gas plant (MGP) remediation expenditures and higher costs for energy efficiency and demand response programs (primarily offset by increased other energy delivery revenues), respectively.
(17)	Primarily reflects equity in earnings in CENG, partially offset by the non-cash amortization of the fair value basis difference recorded at the merger date.
(18)	At Generation, primarily reflects an increase in investment tax credit benefits related to the AVSR solar project. At PECO, primarily reflects a benefit for the gas property repairs deduction.
(19)	For Generation, primarily reflects increased real estate taxes and higher realized NDT fund gains in 2012.
(20)	Reflects the impact of the preferred securities redemption at PECO in the second quarter of 2013.
(21)	Reflects a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects.

EXELON CORPORATION (a)

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Six Months Ended June 30, 2013 and 2012

	Exelon
	Earnings per
	Diluted Share	Generation	ComEd	PECO	BGE	Other (b)	Exelon
2012 GAAP Earnings (Loss)	$0.62	$334	$129	$175	$(53)	$(99)	$486

2012 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.21)	(157)	—	—	—	(10)	(167)
Unrealized Gains Related to NDT Fund Investments (1)	(0.02)	(17)	—	—	—	—	(17)
Plant Retirements and Divestitures (2)	0.01	7	—	—	—	—	7
Constellation Merger and Integration Costs (3)	0.23	102	1	7	2	68	180
Maryland Commitments (4)	0.29	22	—	—	83	122	227
Amortization of Commodity Contract Intangibles (5)	0.46	358	—	—	—	—	358
Amortization of the Fair Value of Certain Debt (6)	—	(3)	—	—	—	—	(3)
FERC Settlement (7)	0.22	172	—	—	—	—	172
Non-Cash Remeasurement of Deferred Income Taxes (8)	(0.16)	(13)	—	—	—	(108)	(121)
Other Acquisition Costs	—	3	—	—	—	—	3

2012 Adjusted (non-GAAP) Operating Earnings (Loss)	1.44	808	130	182	32	(27)	1,125

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume	—	3	—	—	—	—	3
Nuclear Fuel Costs (9)	(0.03)	(23)	—	—	—	—	(23)
Capacity Pricing (10)	(0.05)	(42)	—	—	—	—	(42)
Market and Portfolio Conditions (11)	0.07	56	—	—	—	—	56
ComEd, PECO and BGE Margins:
Weather	0.03	—	(2)	29	— (c)	—	27
Load	—	—	1	(4)	— (c)	—	(3)
Discrete Impacts of the 2012 Distribution Formula Rate Order (12)	0.06	—	52	—	—	—	52
Other Energy Delivery (13)	0.30	—	36	(13)	234	—	257
Operating and Maintenance Expense:
Labor, Contracting and Materials (14)	(0.19)	(95)	(15)	(6)	(45)	—	(161)
Planned Nuclear Refueling Outages (15)	0.02	15	—	—	—	—	15
Pension and Non-Pension Postretirement Benefits (16)	(0.01)	(4)	(7)	4	(5)	2	(10)
Other Operating and Maintenance (17)	(0.07)	(46)	(1)	3	(21)	1	(64)
Depreciation and Amortization Expense (18)	(0.16)	(62)	(22)	(4)	(51)	(2)	(141)
Equity in Earnings of Unconsolidated Affiliates (19)	0.02	18	—	—	—	—	18
Income Taxes (20)	0.07	43	2	12	(3)	7	61
Interest Expense, Net (21)	(0.03)	(21)	8	3	(14)	(5)	(29)
Other (22)	(0.10)	(41)	3	(4)	(31)	(6)	(79)
Preferred Securities Redemption (23)	(0.01)	—	—	(6)	—	—	(6)
Share Differential (24)	(0.13)	—	—	—	—	—	—

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	1.23	609	185	196	96	(30)	1,056

2013 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.02	16	—	—	—	2	18
Unrealized Gains Related to NDT Fund Investments (1)	0.02	14	—	—	—	—	14
Plant Retirements and Divestitures (2)	0.02	13	—	—	—	—	13
Constellation Merger and Integration Costs (3)	(0.05)	(41)	—	(3)	4	(3)	(43)
Amortization of Commodity Contract Intangibles (5)	(0.27)	(232)	—	—	—	—	(232)
Amortization of the Fair Value of Certain Debt (6)	0.01	7	—	—	—	—	7
Remeasurement of Like-Kind Exchange Tax Position (25)	(0.31)	—	(171)	—	—	(94)	(265)
Long-Lived Asset Impairment (26)	(0.10)	(75)	—	—	—	(7)	(82)

2013 GAAP Earnings (Loss)	$0.57	$311	$14	$193	$100	$(132)	$486

(a)	For the six months ended June 30, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed. Therefore, the results of operations from 2013 and 2012 are not comparable for Generation, BGE, Other and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects the impacts associated with the sale or retirement of generating stations.
(3)	Reflects certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies, partially offset in 2013 by a one-time benefit pursuant to the February 22, 2013 order for BGE’s 2012 Maryland electric and natural gas distribution rates case for the recovery of previously incurred integration costs.
(4)	Reflects costs incurred as part of the Maryland order approving the merger transaction.
(5)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(6)	Represents the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.
(7)	Reflects costs incurred as part of a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.
(8)	Reflects the non-cash impacts of the remeasurement of state deferred income taxes, primarily as a result of the merger.
(9)	Primarily reflects the impact of higher nuclear fuel prices during the amortization period, excluding CENG.
(10)	Primarily reflects the impact of decreased capacity prices related to the RPM for the PJM market, partially offset by the inclusion of Constellation’s financial results for the full period in 2013.
(11)	Primarily reflects the inclusion of Constellation’s financial results for the full period in 2013, partially offset by the impact of decreased realized energy prices and decreased load served.
(12)	Reflects the impacts on distribution revenues recorded prior to December 31, 2011, pursuant to the May 2012 order issued by the ICC on the 2011 performance based formula rate proceeding under EIMA.
(13)	For ComEd, primarily reflects increased distribution revenue due to recovery of increased costs and capital investment pursuant to the formula rate under EIMA and increased distribution revenue as a result of the May 2013 enactment of Senate Bill 9. For PECO, primarily reflects the customer refund in 2013 of the tax cash benefit related to gas property distribution repairs (completely offset in income taxes) and a decrease in gross receipts tax revenue (completely offset in taxes other than income). For BGE, primarily reflects the inclusion of results for the full period in 2013, which includes increased distribution revenue pursuant to the February 22, 2013 order for BGE’s 2012 Maryland electric and natural gas distribution rates case and increased cost recovery for energy efficiency and demand response programs (primarily offset in depreciation and amortization expense).
(14)	Primarily reflects the inclusion of Constellation and BGE’s results for the full period in 2013, the impacts of inflation across all operating companies and increased EIMA contracting costs at ComEd, offset in part by the impact of realized merger synergies at Generation.
(15)	Primarily reflects the impact of decreased planned nuclear refueling outage days in 2013, excluding Salem and CENG.
(16)	Primarily reflects the impact of lower actuarially assumed discount rates for 2013, partially offset by favorable 2012 asset return experience relative to expectations, and certain 2012 OPEB plan design changes and positive claims experience in 2012. At PECO, also reflects the end of OPEB transition cost amortization in 2012.
(17)	Primarily reflects the inclusion of Constellation and BGE’s results for the full period in 2013. Also reflects the impact of timing of nuclear refueling outage costs related to Generation’s ownership interest in Salem.
(18)	Primarily reflects the inclusion of Constellation and BGE’s results for the full period in 2013 and increased depreciation expense across the operating companies for ongoing capital expenditures. For Generation, also reflects the completion of wind and solar facilities placed in service in the second half of 2012 and in 2013, and the non-cash amortization of intangible assets primarily related to the trade name and retail relationships recorded at fair value at the merger date. For ComEd and BGE, also reflects increased regulatory asset amortization related to higher MGP remediation expenditures and higher costs for energy efficiency and demand response programs (primarily offset by increased other energy delivery revenues), respectively.
(19)	Primarily reflects equity in earnings in CENG, partially offset by the non-cash amortization of the fair value basis difference recorded at the merger date.
(20)	At Generation, primarily reflects an increase in investment tax credit benefits related to the AVSR solar project. At PECO, primarily reflects a benefit for the gas property repairs deduction.
(21)	Primarily reflects the inclusion of Constellation and BGE’s results for the full period in 2013. For Generation, also reflects the impact of higher interest expense due to higher outstanding debt during 2013. For ComEd, primarily reflects lower interest expense related to the 1999-2001 IRS settlement.
(22)	Primarily reflects the inclusion of Constellation and BGE’s results for the full period in 2013. For PECO, primarily reflects the impact of a 2012 sales and use tax reserve reduction resulting from an audit.
(23)	Reflects the impact of the preferred securities redemption at PECO in the second quarter of 2013.
(24)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the merger.
(25)	Represents a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(26)	Reflects a 2013 charge to earnings primarily related to the cancellation of previously capitalized nuclear uprate projects.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,070	$(270	)(c),(d)	$3,800	$3,765	$417	(c),(d),(i)	$4,182
Operating expenses
Purchased power and fuel	1,946	(9	)(c),(d)	1,937	1,852	262	(c),(d),(i)	2,114
Operating and maintenance	1,189	(113	)(e),(f)	1,076	1,178	(83	)(e),(i)	1,095
Depreciation, amortization, accretion and depletion	210	(1	)(e)	209	204	(14	)(e),(i)	190
Taxes other than income	101	—		101	90	(2	)(i)	88

Total operating expenses	3,446	(123)		3,323	3,324	163		3,487
Equity in loss of unconsolidated affiliates	(21)	21	(d)	—	(57)	52	(d),(e)	(5)

Operating income	603	(126)		477	384	306		690

Other income and deductions
Interest expense	(93)	4	(f),(g)	(89)	(85)	(5	)(g)	(90)
Other, net	(33)	57	(e),(g),(h)	24	(76)	105	(e),(h),(i)	29

Total other income and deductions	(126)	61		(65)	(161)	100		(61)

Income before income taxes	477	(65)		412	223	406		629

Income taxes	149	(8	)(c),(d),(e),(f),(g),(h)	141	58	173	(c),(d),(e),(g),(h),(i)	231

Net income	328	(57)		271	165	233		398
Net loss attributable to noncontrolling interests	(2)	—		(2)	(1)	—		(1)

Net income on common stock	$330	$(57)		$273	$166	$233		$399

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012 (a)
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$7,603	$558	(c),(d)	$8,161	$6,508	$462	(c),(d),(i)	$6,970
Operating expenses

Purchased power and fuel	4,114	244	(c),(d)	4,358	2,896	262	(c),(d),(e),(i)	3,158

Operating and maintenance	2,302	(154	)(e),(f),(i)	2,148	2,356	(404	)(d),(e),(i),(j),(k),(l)	1,952
Depreciation, amortization, accretion and depletion	424	(2	)(e)	422	357	(30	)(e),(i)	327
Taxes other than income	194	—		194	164	(3	)(i)	161

Total operating expenses	7,034	88		7,122	5,773	(175)		5,598
Equity in earnings (loss) of unconsolidated affiliates	(30)	39	(d)	9	(79)	60	(d),(e)	(19)

Operating income	539	509		1,048	656	697		1,353

Other income and deductions
Interest expense	(176)	2	(e),(f),(g)	(174)	(138)	(6	)(g)	(144)
Other, net	95	(53	)(e),(g),(h),(i)	42	103	(14	)(e),(h),(i)	89

Total other income and deductions	(81)	(51)		(132)	(35)	(20)		(55)

Income before income taxes	458	458		916	621	677		1,298

Income taxes	148	160	(c),(d),(e),(f),(g),(h),(i)	308	289	203	(c),(d),(e),(g),(h),(i),(j),(k),(l),(m)	492

Net income	310	298		608	332	474		806

Net loss attributable to noncontrolling interests	(1)	—		(1)	(2)	—		(2)

Net income on common stock	$311	$298		$609	$334	$474		$808

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(e)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies.
(f)	Adjustment to exclude a 2013 charge to earnings related to Generation’s cancellation of previously capitalized nuclear uprate projects.
(g)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.
(h)	Adjustment to exclude the unrealized (gains) losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(i)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(j)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(k)	Adjustment to exclude certain costs associated with various acquisitions.
(l)	Adjustment to exclude costs incurred as part of a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.
(m)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,080	$—		$1,080	$1,281	$—		$1,281

Operating expenses
Purchased power	248	—		248	587	—		587
Operating and maintenance	359	—		359	331	—		331
Depreciation and amortization	170	—		170	152	—		152
Taxes other than income	71	—		71	69	—		69

Total operating expenses	848	—		848	1,139	—		1,139

Operating income	232	—		232	142	—		142

Other income and deductions
Interest expense	(76)	—		(76)	(74)	—		(74)
Other, net	6	—		6	3	—		3

Total other income and deductions	(70)	—		(70)	(71)	—		(71)

Income before income taxes	162	—		162	71	—		71

Income taxes	66	—		66	29	—		29

Net income	$96	$—		$96	$42	$—		$42

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$2,239	$—		$2,239	$2,670	$—		$2,670

Operating expenses
Purchased power	630	—		630	1,208	—		1,208
Operating and maintenance	687	—		687	650	(2	)(c)	648
Depreciation and amortization	337	—		337	300	—		300
Taxes other than income	145	—		145	144	—		144

Total operating expenses	1,799	—		1,799	2,302	(2)		2,300

Operating income	440	—		440	368	2		370

Other income and deductions
Interest expense	(429)	288	(b)	(141)	(156)	—		(156)
Other, net	11	—		11	7	—		7

Total other income and deductions	(418)	288		(130)	(149)	—		(149)

Income before income taxes	22	288		310	219	2		221

Income taxes	8	117	(b)	125	90	1	(c)	91

Net income	$14	$171		$185	$129	$1		$130

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(c)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$672	$—		$672	$715	$—		$715

Operating expenses
Purchased power and fuel	258	—		258	296	—		296
Operating and maintenance	181	(3	)(b)	178	172	(4	)(b)	168
Depreciation and amortization	56	—		56	54	—		54
Taxes other than income	39	—		39	42	—		42

Total operating expenses	534	(3)		531	564	(4)		560

Operating income	138	3		141	151	4		155

Other income and deductions
Interest expense	(28)	—		(28)	(31)	—		(31)
Other, net	—	—		—	2	—		2

Total other income and deductions	(28)	—		(28)	(29)	—		(29)

Income before income taxes	110	3		113	122	4		126

Income taxes	32	1	(b)	33	42	2	(b)	44

Net income	78	2		80	80	2		82

Preferred security dividends and redemption	6	—		6	1	—		1

Net income on common stock	$72	$2		$74	$79	$2		$81

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,567	$—		$1,567	$1,590	$—		$1,590

Operating expenses
Purchased power and fuel	664	—		664	707	—		707
Operating and maintenance	369	(5	)(b)	364	375	(10	)(b)	365
Depreciation and amortization	113	—		113	107	—		107
Taxes other than income	80	—		80	74	—		74

Total operating expenses	1,226	(5)		1,221	1,263	(10)		1,253

Operating income	341	5		346	327	10		337

Other income and deductions
Interest expense	(57)	—		(57)	(62)	—		(62)
Other, net	3	—		3	5	—		5

Total other income and deductions	(54)	—		(54)	(57)	—		(57)

Income before income taxes	287	5		292	270	10		280

Income taxes	87	2	(b)	89	93	3	(b)	96

Net income	200	3		203	177	7		184

Preferred security dividends and redemption	7	—		7	2	—		2

Net income on common stock	$193	$3		$196	$175	$7		$182

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE
	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$653	$—		$653	$616	$—		$616

Operating expenses
Purchased power and fuel	288	—		288	285	—		285
Operating and maintenance	160	(1	)(b)	159	161	(3	)(b)	158
Depreciation and amortization	82	—		82	71	—		71
Taxes other than income	54	—		54	47	—		47

Total operating expenses	584	(1)		583	564	(3)		561

Operating income	69	1		70	52	3		55

Other income and deductions
Interest expense	(32)	—		(32)	(34)	—		(34)
Other, net	4	—		4	7	—		7

Total other income and deductions	(28)	—		(28)	(27)	—		(27)

Income before income taxes	41	1		42	25	3		28

Income taxes	16	—	(b)	16	9	2	(b)	11

Net income	25	1		26	16	1		17

Preference stock dividends	3	—		3	3	—		3

Net income on common stock	$22	$1		$23	$13	$1		$14

	Six Months Ended June 30, 2013				March 12, 2012 through June 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,533	$—		$1,533	$668	$113	(c)	$781

Operating expenses
Purchased power and fuel	713	—		713	352	—		352
Operating and maintenance	303	6	(b)	309	222	(32	)(b),(c)	190

Depreciation and amortization	175	—		175	90	—		90
Taxes other than income	109	—		109	57	2	(c)	59

Total operating expenses	1,300	6		1,306	721	(30)		691

Operating income (loss)	233	(6)		227	(53)	143		90

Other income and deductions
Interest expense	(66)	—		(66)	(42)	—		(42)
Other, net	9	—		9	8	—		8

Total other income and deductions	(57)	—		(57)	(34)	—		(34)

Income (loss) before income taxes	176	(6)		170	(87)	143		56

Income taxes	70	(2	)(b)	68	(38)	58	(b),(c)	20

Net income (loss)	106	(4)		102	(49)	85		36

Preference stock dividends	6	—		6	4	—		4

Net income (loss) on common stock	$100	$(4)		$96	$(53)	$85		$32

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies, partially offset in 2013 by a one-time benefit pursuant to the February 22, 2013 order for BGE’s 2012 Maryland electric and natural gas distribution rates case for the recovery of previously incurred integration costs.
(c)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(334)	$11	(d)	$(323)	$(411)	$(5	)(d)	$(416)

Operating expenses
Purchased power and fuel	(321)	—		(321)	(414)	—		(414)
Operating and maintenance	3	(16	)(e),(f)	(13)	(2)	(11	)(e)	(13)
Depreciation and amortization	15	—		15	13	—		13
Taxes other than income	6	—		6	6	—		6

Total operating expenses	(297)	(16)		(313)	(397)	(11)		(408)

Operating loss	(37)	27		(10)	(14)	6		(8)

Other income and deductions
Interest expense	(23)	—		(23)	(32)	—		(32)
Other, net	6	—		6	20	—		20

Total other income and deductions	(17)	—		(17)	(12)	—		(12)

Loss before income taxes	(54)	27		(27)	(26)	6		(20)

Income taxes	(24)	9	(d),(e),(f)	(15)	(12)	6	(d),(e),(h)	(6)

Net loss	$(30)	$18		$(12)	$(14)	$—		$(14)

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012 (b)
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(719)	$(6	)(d)	$(725)	$(780)	$(16	)(d)	$(796)

Operating expenses
Purchased power and fuel	(721)	—		(721)	(792)	—		(792)
Operating and maintenance	(5)	(17	)(e),(f)	(22)	206	(225	)(e),(i)	(19)
Depreciation and amortization	27	—		27	22	—		22
Taxes other than income	20	—		20	9	—		9

Total operating expenses	(679)	(17)		(696)	(555)	(225)		(780)

Operating loss	(40)	11		(29)	(225)	209		(16)

Other income and deductions
Interest expense	(148)	81	(g)	(67)	(53)	—		(53)
Other, net	37	—		37	29	—		29

Total other income and deductions	(111)	81		(30)	(24)	—		(24)

Loss before income taxes	(151)	92		(59)	(249)	209		(40)

Income taxes	(19)	(10	)(d),(e),(f),(g)	(29)	(150)	137	(d),(e),(h),(i)	(13)

Net loss	$(132)	$102		$(30)	$(99)	$72		$(27)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	For the six months ended June 30, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(c)	Results reported in accordance with GAAP.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) integration initiatives and certain pre-acquisition contingencies.
(f)	Adjustment to exclude a 2013 charge to earnings related to the impairment of investment in long-term leases.
(g)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(h)	Adjustment to exclude the non-cash impacts of the remeasurement of state deferred income taxes as a result of the merger.
(i)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Supply (in GWhs)
Nuclear Generation (a)
Mid-Atlantic	11,794	12,762	11,547	11,449	12,277
Midwest	22,807	23,269	23,335	23,132	22,860

Total Nuclear Generation	34,601	36,031	34,882	34,581	35,137
Fossil and Renewables (a)
Mid-Atlantic (a)(c)	2,796	3,160	2,154	2,547	2,316
Midwest	318	581	300	171	228
New England	3,132	2,392	2,368	3,953	2,755
ERCOT	1,617	733	755	2,410	2,177
Other (d)	1,431	2,254	1,358	1,813	1,923

Total Fossil and Renewables	9,294	9,120	6,935	10,894	9,399
Purchased Power
Mid-Atlantic (b)	2,616	3,233	4,332	6,811	7,111
Midwest	1,503	1,700	2,661	3,035	1,558
New England	1,365	1,507	2,304	1,961	3,905
New York (b)	3,073	3,511	3,678	4,026	2,818
ERCOT	4,269	4,199	6,043	7,741	6,686
Other (d)	4,998	3,703	4,172	5,372	6,012

Total Purchased Power	17,824	17,853	23,190	28,946	28,090
Total Supply/Sales by Region (f)
Mid-Atlantic (e)	17,206	19,155	18,033	20,807	21,704
Midwest (e)	24,628	25,550	26,296	26,338	24,646
New England	4,497	3,899	4,672	5,914	6,660
New York	3,073	3,511	3,678	4,026	2,818
ERCOT	5,886	4,932	6,798	10,151	8,863
Other (d)	6,429	5,957	5,530	7,185	7,935

Total Supply/Sales by Region	61,719	63,004	65,007	74,421	72,626

	Three Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Average Margin ($/MWh) (g) (h)
Mid-Atlantic (i)	$44.64	$44.04	$48.24	$43.64	$40.68
Midwest (i)	27.77	28.08	26.09	27.68	31.00
New England	11.12	7.63	3.64	13.70	9.01
New York	4.56	(6.27)	4.35	3.23	13.84
ERCOT	19.03	20.54	13.39	15.66	13.43
Other (d)	9.18	7.61	7.96	5.85	4.28
Average Margin - Overall Portfolio	$27.33	$27.23	$26.52	$25.96	$26.15
Around-the-clock Market Prices ($/MWh) (j)
PJM West Hub	$37.63	$37.53	$35.94	$38.13	$30.40
NiHub	31.77	30.93	28.37	34.29	26.02
New England Mass Hub ATC Spark Spread	4.96	(6.63)	3.07	12.69	7.77
NYPP Zone A	34.38	40.23	34.70	34.56	27.87
ERCOT North Spark Spread	(0.20)	(0.66)	(0.27)	3.60	6.01

	Three Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012
Outage Days (k)
Refueling	47	49	113	43	51
Non-refueling	31	6	1	40	16

Total Outage Days	78	55	114	83	67

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(b)	Purchased power includes physical volumes of 3,114 GWhs, 2,588 GWhs, 3,255 GWhs, 3,126 GWhs and 3,225 GWhs in the Mid-Atlantic and 2,655 GWhs, 3,213 GWhs, 2,814 GWhs, 2,997 GWhs and 2,817 GWhs in New York as a result of the PPA with CENG for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September, 30, 2012 and June 30, 2012, respectively.
(c)	Excludes generation under the reliability-must-run rate schedule and generation of Brandon Shores, H.A. Wagner and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the Exelon and Constellation merger.
(d)	Other Regions includes South, West and Canada, which are not considered individually significant.
(e)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(f)	Total sales do not include physical trading volumes of 1,995 GWhs, 1,572 GWhs, 2,977 GWhs, 4,352 GWhs and 4,248 GWhs for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively.
(g)	Excludes Generation’s other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes Generation’s compensation under the reliability-must-run rate schedule, the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(h)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(i)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(j)	Represents the average for the quarter.
(k)	Outage days exclude Salem and CENG.

EXELON CORPORATION

Exelon Generation Statistics

Six Months Ended June 30, 2013 and 2012

	June 30, 2013	June 30, 2012 (a)
Supply (in GWhs)
Nuclear Generation (b)
Mid-Atlantic	24,556	24,341
Midwest	46,076	46,058

Total Nuclear Generation	70,632	70,399
Fossil and Renewables (b)
Mid-Atlantic (b)(d)	5,956	4,107
Midwest	899	500
New England	5,524	3,644
ERCOT	2,350	3,017
Other (e)	3,685	2,742

Total Fossil and Renewables	18,414	14,010
Purchased Power
Mid-Atlantic (c)	5,849	9,688
Midwest	3,203	4,110
New England	2,872	5,005
New York (c)	6,584	3,753
ERCOT	8,468	9,518
Other (e)	8,701	7,781

Total Purchased Power	35,677	39,855
Total Supply/Sales by Region (g)
Mid-Atlantic (f)	36,361	38,136
Midwest (f)	50,178	50,668
New England	8,396	8,649
New York	6,584	3,753
ERCOT	10,818	12,535
Other (e)	12,386	10,523

Total Supply/Sales by Region	124,723	124,264

	June 30, 2013	June 30, 2012 (a)
Average Margin ($/MWh) (h) (i)
Mid-Atlantic (j)	$44.33	$43.35
Midwest (j)	27.92	31.20
New England	9.53	11.45
New York	(1.22)	12.52
ERCOT	19.69	12.21
Other (e)	8.48	4.56
Average Margin - Overall Portfolio	$27.28	$28.82
Around-the-clock Market Prices ($/MWh) (k)
PJM West Hub	$37.41	$30.75
NiHub	31.31	26.57
NEPOOL Mass Hub	(1.36)	6.17
NYPP Zone A	37.08	29.55
ERCOT North Spark Spread	(0.46)	4.78

(a)	Includes results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(c)	Purchased power includes physical volumes of 5,702 GWhs and 3,544 GWhs in the Mid-Atlantic, and 5,868 GWhs and 3,539 GWhs in New York as a result of the PPA with CENG for the six months ended June 30, 2013 and 2012, respectively.
(d)	Excludes generation under the reliability-must-run rate schedule and generation of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the Exelon and Constellation merger.
(e)	Other Regions includes South, West and Canada, which are not considered individually significant.
(f)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(g)	Total sales do not include physical proprietary trading volumes of 3,567 GWhs and 6,077 GWhs for the six months ended June 30, 2013 and 2012, respectively.
(h)	Excludes Generation’s other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes Generation’s compensation under the reliability-must-run rate schedule, the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities divested in Q4 2012 as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(i)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(j)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(k)	Represents the average for the six months ended June 30, 2013 and 2012

EXELON CORPORATION

ComEd Statistics

Three Months Ended June 30, 2013 and 2012

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Retail Deliveries and Sales (a)
Residential	6,090	6,674	(8.8)%	1.1%	$476	$720	(33.9)%
Small Commercial & Industrial	7,832	7,888	(0.7)%	2.2%	315	306	2.9%
Large Commercial & Industrial	6,711	6,839	(1.9)%	(0.6)%	113	94	20.2%
Public Authorities & Electric Railroads	294	293	0.3%	4.0%	12	9	33.3%

Total Retail	20,927	21,694	(3.5)%	1.0%	916	1,129	(18.9)%

Other Revenue (b)					164	152	7.9%

Total Electric Revenue					$1,080	$1,281	(15.7)%

Purchased Power					$248	$587	(57.8)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	778	544	765	43.0%	1.7%
Cooling Degree-Days	240	423	218	(43.3)%	10.1%

Six Months Ended June 30, 2013 and 2012

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Retail Deliveries and Sales (a)
Residential	12,966	13,080	(0.9)%	0.5%	$1,060	$1,496	(29.1)%
Small Commercial & Industrial	15,705	15,804	(0.6)%	(0.6)%	623	654	(4.7)%
Large Commercial & Industrial	13,551	13,542	0.1%	(0.5)%	215	194	10.8%
Public Authorities & Electric Railroads	667	617	8.1%	11.6%	24	21	14.3%

Total Retail	42,889	43,043	(0.4)%	(0.2)%	1,922	2,365	(18.7)%

Other Revenue (b)					317	305	3.9%

Total Electric Revenue					$2,239	$2,670	(16.1)%

Purchased Power					$630	$1,208	(47.8)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	4,037	2,928	3,929	37.9%	2.7%
Cooling Degree-Days	240	462	218	(48.1)%	10.1%

Number of Electric Customers	2013	2012
Residential	3,465,712	3,456,312
Small Commercial & Industrial	366,153	365,474
Large Commercial & Industrial	2,006	1,990
Public Authorities & Electric Railroads	4,852	4,793

Total	3,838,723	3,828,569

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other items include rental revenues, revenues related to late payment charges, assistance provided to other utilities through mutual assistance programs, and recoveries of environmental costs associated with MGP sites.

EXELON CORPORATION

PECO Statistics

Three Months Ended June 30, 2013 and 2012

	Electric and Gas Deliveries				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Electric (in GWhs)

Retail Deliveries and Sales (a)
Residential	2,888	2,929	(1.4)%	(0.8)%	$354	$393	(9.9)%
Small Commercial & Industrial	1,960	1,959	0.1%	0.9%	109	119	(8.4)%
Large Commercial & Industrial	3,784	3,743	1.1%	1.9%	61	59	3.4%
Public Authorities & Electric Railroads	238	237	0.4%	0.4%	8	8	0.0%

Total Retail	8,870	8,868	0.0%	0.8%	532	579	(8.1)%

Other Revenue (b)					53	56	(5.4)%

Total Electric Revenue					585	635	(7.9)%

Gas (in mmcfs)

Retail Deliveries and Sales
Retail Sales (c)	6,919	6,228	11.1%	0.6%	78	73	6.8%
Transportation and Other	5,956	5,835	2.1%	3.5%	9	7	28.6%

Total Gas	12,875	12,063	6.7%	1.8%	87	80	8.8%

Total Electric and Gas Revenues					$672	$715	(6.0)%

Purchased Power and Fuel					$258	$296	(12.8)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	421	337	463	24.9%	(9.1)%
Cooling Degree-Days	418	430	348	(2.8)%	20.1%

Six Months Ended June 30, 2013 and 2012

	Electric and Gas Deliveries				Revenue (in millions)
	2013	2012	% Change	Weather- Normal % Change	2013	2012	% Change
Electric (in GWhs)

Retail Deliveries and Sales (a)
Residential	6,353	6,095	4.2%	(0.1)%	$749	$800	(6.4)%
Small Commercial & Industrial	3,969	3,910	1.5%	(1.9)%	215	237	(9.3)%
Large Commercial & Industrial	7,430	7,380	0.7%	1.7%	120	113	6.2%
Public Authorities & Electric Railroads	493	474	4.0%	4.0%	16	16	0.0%

Total Retail	18,245	17,859	2.2%	0.4%	1,100	1,166	(5.7)%

Other Revenue (b)					108	112	(3.6)%

Total Electric Revenue					1,208	1,278	(5.5)%

Gas (in mmcfs)

Retail Deliveries and Sales
Retail Sales (c)	35,357	28,655	23.4%	(0.2)%	338	295	14.6%
Transportation and Other	14,839	13,601	9.1%	2.3%	21	17	23.5%

Total Gas	50,196	42,256	18.8%	0.5%	359	312	15.1%

Total Electric and Gas Revenues					$1,567	$1,590	(1.4)%

Purchased Power and Fuel					$664	$707	(6.1)%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	2,861	2,251	2,939	27.1%	(2.7)%
Cooling Degree-Days	418	434	348	(3.7)%	20.1%

Number of Electric Customers	2013	2012	Number of Gas Customers	2013	2012
Residential	1,419,977	1,417,346	Residential	455,518	452,478
Small Commercial & Industrial	148,723	148,837	Commercial & Industrial	41,648	41,383

Large Commercial & Industrial	3,109	3,107	Total Retail	497,166	493,861
Public Authorities & Electric Railroads	9,672	9,680	Transportation	903	888

Total	1,581,481	1,578,970	Total	498,069	494,749

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended June 30, 2013 and 2012

	Electric and Gas Deliveries			Revenue (in millions)
	2013	2012	% Change	2013	2012	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,757	2,664	3.5%	$302	$295	2.4%
Small Commercial & Industrial	716	706	1.4%	60	60	0.0%
Large Commercial & Industrial	3,610	3,942	(8.4)%	112	99	13.1%
Public Authorities & Electric Railroads	80	71	12.7%	8	7	14.3%

Total Retail	7,163	7,383	(3.0)%	482	461	4.6%

Other Revenue (b)				61	57	7.0%

Total Electric Revenue				543	518	4.8%

Gas (in mmcfs)

Retail Deliveries and Sales (c)
Retail Sales	14,951	15,535	(3.8)%	100	84	19.0%
Transportation and Other (d)	1,545	4,854	(68.2)%	10	14	(28.6)%

Total Gas	16,496	20,389	(19.1)%	110	98	12.2%

Total Electric and Gas Revenues				$653	$616	6.0%

Purchased Power and Fuel				$288	$285	1.1%

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	492	402	517	22.4%	(4.8)%
Cooling Degree-Days	263	289	250	(9.0)%	5.2%

Six Months Ended June 30, 2013 and March 12, 2012 Through June 30, 2012

	Electric and Gas Deliveries			Revenue (in millions)
	2013	2012	% Change	2013	2012	% Change
Electric (in GWhs)

Retail Deliveries and Sales (a)
Residential	6,293	3,279	n.m.	$667	$282	n.m.
Small Commercial & Industrial	1,492	849	n.m.	125	72	n.m.
Large Commercial & Industrial	7,164	4,785	n.m.	217	120	n.m.
Public Authorities & Electric Railroads	161	96	n.m.	15	10	n.m.

Total Retail	15,110	9,009	n.m.	1,024	484	n.m.

Other Revenue (b)				124	74	n.m.

Total Electric Revenue				1,148	558	n.m.

Gas (in mmcfs)

Retail Deliveries and Sales (c)
Retail Sales	55,212	20,402	n.m.	345	90	n.m.
Transportation and Other (d)	7,195	6,764	n.m.	40	20	n.m.

Total Gas	62,407	27,166	n.m.	385	110	n.m.

Total Electric and Gas Revenues				$1,533	$668	n.m.

Purchased Power and Fuel				$713	$352	n.m.

				% Change
Heating and Cooling Degree-Days	2013	2012	Normal	From 2012	From Normal
Heating Degree-Days	2,943	2,119	2,902	n.m.	1.4%
Cooling Degree-Days	264	289	250	n.m.	5.6%

Number of Electric Customers	2013	2012	Number of Gas Customers	2013	2012
Residential	1,117,569	1,115,107	Residential	611,146	610,073
Small Commercial & Industrial	113,009	113,232	Commercial & Industrial	44,059	44,011

Large Commercial & Industrial	11,612	11,537	Total Retail	655,205	654,084
Public Authorities & Electric Railroads	294	297	Transportation	—	—

Total	1,242,484	1,240,173	Total	655,205	654,084

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 1,545 mmcfs ($8 million) and 4,854 mmcfs ($12 million) for the three months ended June 30, 2013 and 2012, respectively, and 7,195 mmcfs ($32 million) and 6,764 mmcfs ($17 million) for the six months ended June 30, 2013 and from March 12, 2012 through June 30, 2012, respectively.